Exhibit (c)-(3)

NOVEMBER 27 2012 PRESENTATION TO THE SPECIAL COMMITTEE - PRELIMINARY FINANCIAL ANALYSIS

CONFIDENTIAL THE ACCOMPANYING MATERIAL WAS COMPILED OR PREPARED ON A CONFIDENTIAL BASIS SOLELY FOR THE USE OF THE SPECIAL COMMITTEE OF SYSWIN INC. (“SYSWIN” OR THE “COMPANY”) BY OPPENHEIMER & CO. INC. (“OPPENHEIMER”) ON A CONFIDENTIAL BASIS IN CONNECTION WITH THE PROPOSED TRANSACTION INVOLVING. THE ACCOMPANYING MATERIAL WAS NOT COMPILED OR PREPARED WITH A VIEW TOWARD PUBLIC DISCLOSURE UNDER STATE OR FEDERAL SECURITIES LAWS OR OTHERWISE, MAY NOT BE USED FOR ANY OTHER PURPOSE OR RELIED UPON BY ANY THIRD PARTY AND MAY NOT BE SHARED WITHOUT THE EXPRESS PRIOR AUTHORIZATION OF OPPENHEIMER. THE INFORMATION CONTAINED IN THIS MATERIAL WAS OBTAINED FROM THE COMPANY AND PUBLIC SOURCES AND WAS RELIED UPON BY OPPENHEIMER WITHOUT (AND WITHOUT ASSUMING RESPONSIBILITY FOR) INDEPENDENT VERIFICATION AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. ANY ESTIMATES AND PROJECTIONS FOR THE COMPANY CONTAINED HEREIN HAVE BEEN SUPPLIED BY THE MANAGEMENT OF THE COMPANY, AND INVOLVE NUMEROUS AND SIGNIFICANT SUBJECTIVE DETERMINATIONS. AT THE DIRECTION OF SYSWIN MANAGEMENT, WE HAVE ASSUMED, WITHOUT INDEPENDENT INVESTIGATION OR VERIFICATION, THAT THE ESTIMATES AND PROJECTIONS OF SYSWIN MANAGEMENT WERE REASONABLY PREPARED ON BASES REFLECTING THE BEST AVAILABLE INFORMATION, ESTIMATES AND JUDGMENTS OF SYSWIN MANAGEMENT AS TO THE FUTURE FINANCIAL CONDITION AND OPERATING RESULTS OF SYSWIN. THERE IS NO ASSURANCE THAT SUCH ESTIMATES AND JUDGMENTS WILL BE REALIZED. NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IS MADE AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION AND NOTHING CONTAINED HEREIN IS, OR SHALL BE RELIED UPON AS, A REPRESENTATION OR WARRANTY, WHETHER AS TO THE PAST, THE PRESENT OR THE FUTURE. THIS MATERIAL WAS NOT PREPARED FOR USE BY READERS NOT AS FAMILIAR WITH THE BUSINESS AND AFFAIRS OF THE COMPANY AS THE SPECIAL COMMITTEE OF THE COMPANY AND, ACCORDINGLY, NEITHER THE COMPANY NOR OPPENHEIMER NOR THEIR RESPECTIVE LEGAL OR FINANCIAL ADVISORS OR ACCOUNTANTS TAKE ANY RESPONSIBILITY FOR THE ACCOMPANYING MATERIAL IF USED BY PERSONS OTHER THAN THE SPECIAL COMMITTEE OF THE COMPANY. OPPENHEIMER ASSUMES NO OBLIGATION TO UPDATE OR OTHERWISE REVISE THE ACCOMPANYING MATERIAL. THE ACCOMPANYING MATERIAL DOES NOT CONSTITUTE LEGAL, REGULATORY, ACCOUNTING OR TAX ADVICE AND OPPENHEIMER DOES NOT HOLD ITSELF OUT TO BE AN ADVISOR AS TO SUCH MATTERS.

Preliminary Discussion Materials Overview of China Real Estate Industry > China GDP growth rate continued to decline to 7.4% in the third quarter of 2012, but it has been showing the sign of stabilizing. The growth rate is expected to rebound to 7.7% in the fourth quarter of 2012. The trend may continue through 2013, but the overall growth rate will still be lower than the average growth rate during past few years. In addition, the composition of future GDP will be changing, where the percentage of GDP from consumer spending will continue to increase > The investment growth rate of real estate industry decreased from 32% to 15% since the third quarter of 2011. The investment growth rate of real estate industry has slightly declined during the first three quarters of 2012. > Favorable macro policy toward the real estate industry is unlikely to be released in the short term. In addition, speculation on the potential implementation of a property tax has been spreading for a while in the market. Xie Xuren, Minister of Finance indicated that such policy will extend to broader regions of the country based the previous experiences from pilot cities and government will consolidate all related taxes on property transaction. > The macro policy on real estate industry has more impact on agency business. According to the latest filings from public companies, the average turnover rate of domestic primary real estate services companies is far below the historical level. The consultancy services has been shrinking due to the weak performance of land market. GFA Sold (10,000 m2) Transaction Value (RMB 100 MN) Source: National Bureau of Statistics of China, Bloomberg

Preliminary Discussion Materials Price Volume Chart – 1 Year Source: Capital IQ. Shares traded as of November 22, 2012

Preliminary Discussion Materials Relative Performance vs. Peers Source: Capital IQ

Preliminary Discussion Materials Syswin Inc. Financial Projections ($ in millions, except per share values) Source: Syswin Inc. financials per Company management

2010 2011 LTM 9/30/12 2012E 2013E 2014E 2015E 2016E 2017E Net Revenue $100.9 $95.4 $80.9 $84.6 $94.9 $113.1 $132.0 $148.9 $162.3 % Growth (5.5%) (11.3%) 12.3% 19.1% 16.7% 12.8% 9.0% COGS $31.7 $49.3 $47.6 $46.7 $52.6 $62.5 $73.0 $82.9 $91.2 % of Revenue 31.4% 51.6% 58.8% 55.2% 55.4% 55.2% 55.3% 55.7% 56.2% y/y 55.4% (5.3%) 12.8% 18.8% 16.9% 13.5% 10.0% Gross Profit $69.2 $46.1 $33.3 $37.9 $42.3 $50.6 $58.9 $66.0 $71.1 % Margin 68.6% 48.4% 41.2% 44.8% 44.6% 44.8% 44.7% 44.3% 43.8% SG&A $24.3 $41.9 $41.0 $37.3 $41.5 $48.9 $56.0 $62.4 $67.1 % of Revenue 24.1% 44.0% 50.6% 44.1% 43.7% 43.2% 42.4% 41.9% 41.3% y/y 72.3% (11.1%) 11.4% 17.8% 14.4% 11.5% 7.5% Operating Income $45.4 $4.9 ($7.4) $0.6 $0.8 $1.7 $3.0 $3.6 $4.0 % Margin 45.0% 5.1% (9.2%) 0.7% 0.9% 1.5% 2.3% 2.4% 2.5% y/y (89.3%) (87.3%) 30.9% 111.2% 73.7% 22.2% 10.8% D&A $1.8 $3.2 $3.6 $3.4 $2.0 $2.1 $2.4 $2.5 $2.7 % of Revenue 1.8% 3.4% 4.4% 4.0% 2.1% 1.9% 1.8% 1.7% 1.6% EBITDA $47.2 $8.1 ($3.8) $4.0 $2.8 $3.8 $5.4 $6.2 $6.7 % Margin 46.8% 8.5% (4.8%) 4.7% 3.0% 3.4% 4.1% 4.1% 4.1% y/y (82.8%) (50.5%) (29.1%) 34.6% 40.5% 14.6% 8.9% EPS $0.77 $0.02 ($0.14) $0.01 $0.03 $0.05 $0.07 $0.08 $0.08 y/y (96.7%) (45.5%) 143.8% 44.1% 40.8% 15.2% 9.2% Capital Expenditures $8.1 $3.0 $6.2 $7.3 $3.0 $2.6 $2.6 $2.7 $2.8 % of Revenue 8.1% 3.1% 7.7% 8.7% 3.2% 2.3% 2.0% 1.8% 1.7% Net Working Capital $26.2 $35.1 $33.5 $39.8 $38.6 $40.9 $44.2 $44.4 $45.9 % of Revenue 26.0% 36.8% 41.4% 47.1% 40.7% 36.1% 33.5% 29.8% 28.3% Change in NWC $8.9 ($1.6) $4.7 ($1.2) $2.3 $3.3 $0.2 $1.5

Preliminary Discussion Materials Implied Transaction Multiples at Various Hypothetical Prices ($ in millions, except per share values) Implied Multiples at Various Illustrative Purchase Prices (1) No options outstanding as of 9/30/2012 (2) LTM EV/EBITDA  Pre-Ann. (9/6/12) Current (11/22/12) Illustrative Purchase Price Share Price $1.60 $1.86 $1.80 $1.90 $2.00 $2.10 $2.20 $2.30 $2.40 $2.50 % Premium to Current (14%) - - (3%) 2% 8% 13% 18% 24% 29% 34% % Premium to 52-Week High (27%) (15%) (18%) (13%) (9%) (4%) 0% 5% 10% 14% % Premium to 52-Week Low 162% 205% 195% 211% 228% 244% 261% 277% 293% 310% % Premium to Pre-Announcement - 16% 13% 19% 25% 31% 38% 44% 50% 56% Fully Diluted Shares (1) 48.3 48.3 48.3 48.3 48.3 48.3 48.3 48.3 48.3 48.3 Equity Value $77.3 $89.9 $87.0 $91.8 $96.6 $101.5 $106.3 $111.1 $116.0 $120.8 Plus: Debt @ 9/30/12 $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 Less: Cash @ 9/30/12 (72.0) (72.0) (72.0) (72.0) (72.0) (72.0) (72.0) (72.0) (72.0) (72.0) Enterprise Value $5.4 $17.9 $15.0 $19.8 $24.7 $29.5 $34.3 $39.2 $44.0 $48.8 EV / EBITDA CY 2012E CY 2013E CY 2014E Price / EPS CY 2012E CY 2013E CY 2014E Financial Statistic Trading Multiple Implied Transaction Multiples Median Selected Companies Multiple Median Precedent Transactions Multiple (2) $4.0 2.8 3.8 $0.01 0.03 0.05 1.3x 1.9 1.4 117.8x 48.3 33.5 4.5x 6.3 4.7 136.9x 56.2 39.0 3.7x 5.3 3.9 132.5x 54.3 37.7 4.9x 7.0 5.2 139.9x 57.4 39.8 6.2x 8.7 6.4 147.2x 60.4 41.9 7.4x 10.4 7.7 154.6x 63.4 44.0 8.6x 12.1 9.0 162.0x 66.4 46.1 9.8x 13.8 10.2 169.3x 69.4 48.2 11.0x 15.5 11.5 176.7x 72.5 50.3 12.2x 17.2 12.8 184.0x 75.5 52.4 9.2x 7.6 4.6 12.8x 10.3 10.9 7.2x

Preliminary Discussion Materials Selected Companies Analysis ($ in millions, except per share values) Source: Historical financials from company SEC filings, 2012E-2014E financials from Bloomberg, shares traded as of November 22, 2012 Company Ticker Price (a) 22-Nov-12 52 - Week High Low Market Value (b) Firm Value (c) Firm Value / EBITDA CY12E CY13E CY14E Price / EPS (d) CY12E CY13E CY14E China Real Estate Companies China HGS Real Estate Inc. HGSH $ 2.80 $ 3.28 $ 0.24 $126 $126 NA NA NA NA NA NA China Housing and Land Development, Inc. CHLN $ 1.35 $ 2.06 $ 0.91 $47 $236 NA NA NA NA NA NA E-House (China) Holdings Limited El $ 3.56 $ 7.61 $ 3.37 $424 $250 NM 4.1x 2.5x NM NM 178.0x IFM Investments Limited CTC $ 1.50 $ 2.94 $ 0.87 $22 $3 NM NA NA NM NM NA SouFun Holdings Ltd. SFUN $ 18.24 $ 20.40 $ 11.19 $1,551 $1,757 8.8x 7.6x 6.5x 10.3x 8.6x 7.7x Xinyuan Real Estate Co., Ltd. XIN $ 3.18 $ 3.95 $ 1.70 $232 $40 NA NA NA NA NA NA North American Property Svcs CBRE Group, Inc CBG $ 17.69 $ 21.16 $ 14.18 $5,867 $8,398 9.7x 10.3x 9.0x 19.8x 12.5x 10.9x FirstService Corporation FSV $ 29.31 $ 31.97 $ 24.53 $893 $1,525 9.6x 7.9x 7.8x 55.8x 22.5x 15.1x Jones Lang LaSalle Incorporated JLL $ 76.89 $ 87.52 $ 55.88 $3,501 $4,269 9.8x 8.8x NA 15.0x 12.1x 11.3x Asia Property Svcs Hopefluent Group Holdings Ltd. SEHK:733 $ 0.32 $ 0.33 $ 0.15 $150 $123 3.8x 3.2x 2.8x 7.5x 6.4x 5.2x Midland Holdings Ltd. SEHK:1200 $ 0.47 $ 0.69 $ 0.43 $336 $177 4.1x 3.3x 2.8x 10.6x 8.6x 6.9x Median $336 $236 9.2x 7.6x 4.6x 12.8x 10.3x 10.9x Syswin Inc. SYSW $ 1.86 $ 2.19 $ 0.61 $90 $18 4.5x 6.3x 4.7x 136.9x 56.2x 39.0x Proposed Syswin Transaction Multiple SYSW $ 2.00 $97 $25 6.2x 8.7x 6.4x 147.2x 60.4x 41.9x Note NM = Not Meaningful; NA = Not Available; CY means calendar year. (a) Stock price and Bloomberg Estimates as of November 22, 2012. (b) Shares Outstanding and Market Value reflects fully diluted shares (common shares outstanding, options, warrants, in-the-money convertibles). (c) Firm Value (FV) equals Market Value plus debt less cash. (d) EPS adjusted  for unusual and nonrecurring items.

Preliminary Discussion Materials Selected Precedent Transactions Analysis ($ in millions, except per share values) Source: Historical financials from company SEC filings Implied / Announced Company Acquiror TEV TEV LTM EBITDA Oct-12 Hersing Corp. Ltd. Chua Wah Eng Harry, Chairman $148.2 8.2x Apr-12 China Real Estate Information Corporation E-House (China) Holdings Limited 308.3 4.8x Dec-11 Central Bingo Group Limited Shi Feng Ling 106.1 14.6x Nov-11 Marsh & Parsons Limited LSL Property Services Plc 79.7 6.8x May-11 King Sturge LLP Jones Lang LaSalle Incorporated 319.0 7.5x Feb-11 MCL Land Ltd Hongkong Land Holdings Ltd 385.0 1.4x Nov-10 Mutiara Goodyear Development Bhd ATIS Corp Bhd 116.9 25.5x May-10 Los Portales SA Grupo ICA 58.1 6.9x Feb-10 Sansiri pc1 TS Star Co Ltd 413.3 4.3x Jul-09 Property & Portfolio Research, Inc. CoStar Group Inc. 22.3 24.7x Mar-09 ORIX Facilities Corporation Daikyo Astage Incorporated 96.5 6.7x Jan-09 China Jin Mao Group Co. Ltd. Franshion Properties (China) Ltd. 2,219.5 24.9x Median $132.6 7.2x

OPPENHEIMER Preliminary Discussion Materials

Discounted Cash Flows Analysis [1]

($ in millions, except per share values)

Free Cash Flow Calculation

	Projected				
FYE 12/31	2013	2014	2015	2016	2017
Revenue	**$94.9**	**$113.1**	**$132.0**	**$148.9**	**$162.3**
% Growth		*12.3%*	*19.1%*	*16.7%*	*12.8%*
EBITDA	**$2.8**	**$3.8**	**$5.4**	**$6.2**	**$6.7**
% Margin	*3.0%*	*3.4%*	*4.1%*	*4.1%*	*4.1%*
Less: Depreciation & Amortization	(2.0)	(2.1)	(2.4)	(2.5)	(2.7)
EBIT	$0.8	$1.7	$3.0	$3.6	$4.0
Less: Cash Taxes @ 25.0%	(0.2)	(0.4)	(0.7)	(0.9)	(1.0)
Unlevered After-Tax Income	$0.6	$1.3	$2.2	$2.7	$3.0
Plus: Depreciation & Amortization	$2.0	$2.1	$2.4	$2.5	$2.7
Less: Capital Expenditures	(3.0)	(2.6)	(2.6)	(2.7)	(2.8)
Less: Change in Net Working Capital	1.2	(2.3)	(3.3)	(0.2)	(1.5)
Unlevered Free Cash Flow	**$0.8**	**($1.5)**	**($1.3)**	**$2.3**	**$1.4**

Price per Share Calculation

Exit Multiple	7.0x			8.0x			9.0x		
Discount Rate [2]	16.7%	17.7%	18.7%	16.7%	17.7%	18.7%	16.7%	17.7%	18.7%
Discounted Cash Flows 2013 - 2017	$0.7	$0.7	$0.7	$0.7	$0.7	$0.7	$0.7	$0.7	$0.7
Discounted Terminal Value (2017)	21.7	20.8	19.9	24.8	23.8	22.8	27.9	26.7	25.6
Enterprise Value	**$22.4**	**$21.5**	**$20.6**	**$25.5**	**$24.5**	**$23.4**	**$28.6**	**$27.4**	**$26.3**
Less: 12/31/12 Estimated Debt	-	-	-	-	-	-	-	-	-
Plus: 12/31/12 Estimated Cash	66.0	66.0	66.0	66.0	66.0	66.0	66.0	66.0	66.0
Equity Value	**$88.4**	**$87.5**	**$86.6**	**$91.5**	**$90.5**	**$89.4**	**$94.6**	**$93.4**	**$92.3**
Fully Diluted Shares Outstanding	48.3	48.3	48.3	48.3	48.3	48.3	48.3	48.3	48.3
Price per Share	**$1.83**	**$1.81**	**$1.79**	**$1.89**	**$1.87**	**$1.85**	**$1.96**	**$1.93**	**$1.91**

(1) Projections provided by Syswin management. Valuation as of December 31, 2012

(2) Discount rate range of [16.7%] to [18.7%] based on weighted average cost of capital analysis

9

Preliminary Discussion Materials Premiums Paid Overview ($ in millions, except per share values) > Premiums paid statistics include selected latest announced and completed U.S. listed Chinese companies “Going Private” transactions announced since 10/2010 with: . Transaction consideration: All cash . 10 transactions total Source: Capital IQ. Shares traded as of November 22, 2012 High 22.8% 31.2% 73.9% 42.6% Median 15.0% 16.8% 30.0% 20.6% Low -0.4% 6.0% 4.4% 3.3% Premium Paid Analysis Financial Statistic Premium Range Per Share Amount Low High Low High 1-Day Prior $1.60 -0.4% 22.8% $1.59 $1.96 1-Week Prior $1.40 6.0% 31.2% $1.48 $1.84 4-Weeks Prior $1.26 4.4% 73.9% $1.32 $2.19 Implied Reference Range $1.46 $2.00 Premiums Prior to Announcement (%) 1 Day 1 Week 4 Weeks Average